*Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.

                                                                CONFORMED COPY



                                  MIH LIMITED


                                    - and -


                          VILLIERS SECURITIES LIMITED


                                    - and -


                               ABSA BANK LIMITED





                            -----------------------

                              AMENDMENT AGREEMENT
                    in respect of the Facilities Agreement
                        dated 10 December 1999 relating
                      to a loan and guarantee facility of
                       US$62,000,000, to be increased to
                       US$115,000,000 in accordance with
                           this AMENDMENT AGREEMENT

                           ------------------------

                                  MIH LIMITED


                                    - and -


                               ABSA BANK LIMITED





                            -----------------------

                             AMENDED AND RESTATED
                             FACILITIES AGREEMENT
                       relating to a loan and guarantee
                          facility of US$115,000,000

                           ------------------------

                              TABLE OF CONTENTS

1     Interpretation........................................................ 1
2     Conditions Precedent.................................................. 1
3     Representations and Warranties........................................ 2
4     Fees and Expenses and Stamp Duty...................................... 2
5     Amendments to Facilities Agreement.................................... 3
6     Incorporation of Terms of the Facilities Agreement.................... 3
7     Existing Facilities................................................... 3
8     Designation of this Agreement as a Security Document.................. 3
9     Counterparts.......................................................... 3
10    Law and Jurisdiction.................................................. 3

                         TABLE OF CONTENTS

1     Interpretation........................................................ 1
2     The Facilities........................................................ 8
3     Loan Facility......................................................... 9
4     Repayment.............................................................10
5     Prepayment and Cancellation...........................................10
6     Interest Periods......................................................10
7     Interest..............................................................11
8     Certificates and Determination........................................11
9     Guarantee Facility....................................................11
10    Indemnity.............................................................12
11    Guarantee Commission..................................................13
12    Cash Collateral.......................................................13
13    Payments and Default Interest.........................................14
14    Changes in Circumstances..............................................15
15    Representations and Warranties........................................16
16    Conditions Precedent..................................................17
17    Undertakings..........................................................19
18    Financial Information.................................................22
19    Financial Covenants...................................................23
20    Demand Events.........................................................25
21    Fees..................................................................27
22    Set-off...............................................................27
23    Stamp Duties..........................................................27
24    Delay and Remedies Cumulative.........................................28
25    Notices...............................................................28
26    Currency Indemnity....................................................28
27    Assignments...........................................................28
28    Costs.................................................................29
29    Severability..........................................................29
30    Counterparts..........................................................29
31    Existing Facilities...................................................29
32    Law and Jurisdiction..................................................29

DATE:  as of 30 March   2001                                    CONFORMED COPY

PARTIES:

(1) MIH Limited ("MIH"), a company incorporated in the British Virgin Islands, registered number I.B.C. No.: 47572;

(2) Villiers Securities Limited ("Villiers"), a company incorporated in Mauritius, registered number 19334/3571; and

(3) ABSA Bank Limited (the "Bank") acting through its London Branch at 52/54 Gracechurch Street London EC3V 0LD.

OPERATIVE PROVISIONS:

1       Interpretation

1.1     In this agreement, unless the context otherwise requires:

        "Existing   Guarantees"  has  the  meaning  given  in  the  Facilities
        Agreement set out in Schedule 2 to this agreement;

        "Facilities Agreement" means the facilities agreement relating to a loan and guarantee facility of US$62,000,000 dated 10 December 1999 between the parties to this agreement as amended by a side-letter dated 20 April 2000 from the Bank to MIH and Villiers;

        "Obligors" has the meaning given in the Facilities Agreement set out in Schedule 2 to this agreement;

        "Open TV" has the meaning given in the Facilities Agreement set out in
        Schedule 2 to this agreement;

        "Open TV Share Charge" has the meaning given in the Facilities Agreement set out in Schedule 2 to this agreement;

        "Security Document" has the meaning given in the Facilities Agreement set out in Schedule 2 to this agreement;

        terms defined and expressions used in the Facilities Agreement have the same meaning in this agreement unless otherwise stated or the context does not permit;

        a reference to a "Clause" or a "Schedule" is a reference to a clause or a schedule of this agreement;

        a reference to this or any other agreement or document is a reference to the same as from time to time amended, novated or supplemented, before or after the date of this agreement.

2       Conditions Precedent

        The amendments and confirmations set out in Clause 5 and 6 are conditional upon and shall not be effective until such time (the "Effective Time") as the Bank has confirmed to each of MIH and Villiers that it has received each of the items mentioned in Schedule 1, each in form and substance satisfactory to it, provided that the Bank may waive on such terms as it thinks fit any of the foregoing in whole or in part and it is further agreed and acknowledged by the Bank that if

        South African Reserve Bank approval is required for the entry into of any Security Document (other than the Open TV Share Charge and the UBC Share Charge and this agreement) the Bank will waive any conditions precedent in so far as they relate solely to the entry into of such Security Document and it is further agreed and acknowledged that each Security Document (other than the Open TV Share Charge and the UBC Share Charge and this agreement) shall include a provision to the effect that such document shall only take effect to the extent that no South African Reserve Bank approval is required for the entry into of such document.

3       Representations and Warranties

3.1 Each of MIH and Villiers makes the representations and warranties in Clauses 3.2 to 3.6 for the benefit of the Bank as of the date of this agreement.

3.2 It has the power to make and carry out the terms of this agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of this agreement.

3.3 This agreement constitutes the legally binding obligations of it enforceable in accordance with its respective terms.

3.4     The making and performance of this agreement does not and will not:

        3.4.1   violate any provision of:

                (a) any law or regulation or any order or decree of any governmental authority or agency or of any court in any respect;

                (b) the laws and documents incorporating and constituting it in any respect; or

                (c) any mortgage, contract or other undertaking to which it is a party or which is binding upon it or any of its assets in any material respect;

        3.4.2 result in the creation or imposition of any security interest, lien, charge or other encumbrance on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking.

3.5 It has received or obtained every consent of, licence from or exemption by any governmental or administrative body or authority required to authorise or required in connection with the performance, validity or enforceability of this agreement and the same are valid and subsisting.

3.6 The representations and warranties contained in Clauses 15.2 to 15.9 of the Facilities Agreement are true and correct as at the date of this agreement with reference to the facts and circumstances existing at the time of this agreement.

4       Fees and Expenses and Stamp Duty

4.1 MIH shall pay to the Bank an arrangement fee of * on the signing date of this agreement.

4.2 MIH shall pay all reasonable costs and expenses and registration charges (including legal fees and value added tax) incurred or to be incurred by the Bank in the negotiation and preparation of this agreement.

4.3 MIH shall pay and indemnify the Bank in respect of any stamp duties and like taxes or charges (if any) which may be payable or determined to be payable in connection with the making, performance or enforcement of this agreement.

5       Amendments to Facilities Agreement

5.1 The Facilities Agreement shall be, and is hereby amended so as to be, in the form set out in Schedule 2 hereto and shall take effect in such form from the Effective Time.

5.2 The amendments effected pursuant to Clause 5.1 shall not prejudice any of the rights or remedies (including in respect of Demand Events) which may have arisen in favour of the Bank with respect to each or any of the Obligors prior to the time that the amendments effected pursuant to Clause 5.1 become effective pursuant to Clause 2 and such rights and remedies shall be deemed to be continuing and unwaived if they would have been continuing and unwaived but for the execution, delivery and performance of this agreement.

6       Incorporation of Terms of the Facilities Agreement

        The terms and conditions of the Facilities Agreement are hereby incorporated mutatis mutandis to the fullest extent not inconsistent with this agreement and as if any reference to the Facilities Agreement included a several reference to this agreement and to the Facilities Agreement as amended by this agreement. This agreement is supplemental to the Facilities Agreement and shall be read as one with it. Save as otherwise specified in this agreement, the Facilities Agreement remains in full force and effect.

7       Existing Facilities

        From the Effective Time, Villiers shall cease to be entitled to use any facilities previously made available by the Bank and MIH shall cease to be entitled to use any facilities previously made available by the Bank otherwise than in accordance with the Facilities Agreement in the form set out in Schedule 2.

8       Designation of this Agreement as a Security Document

        This agreement is a Security Document.

9       Counterparts

        This agreement may be executed in any number of counterparts, and this has the same effect as if the signatories on the counterparts were on a single copy of this agreement.

10      Law and Jurisdiction

10.1 This agreement shall be governed by and construed in accordance with English law.

10.2 Each of MIH and Villiers agrees for the benefit of the Bank that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes, which may arise out of or in connection with this agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

10.3 Each of MIH and Villiers irrevocably waives any objection which they might now or hereafter have to the courts referred to in Clause 10.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

10.4    The submission to the jurisdiction of the courts referred to in Clause
        10.2 shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against MIH or Villiers or any party to any Security Document in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

10.5 Each of MIH and Villiers agrees that the process by which any suit, action or proceeding against it in England is begun may be served on it by being delivered to Denton Wilde Sapte at 1 Fleet Place, London EC4M 7WS.

IN WITNESS whereof the parties hereto have caused this agreement to be duly executed on the date first above written

                                  SCHEDULE 1

                        CONDITIONS PRECEDENT DOCUMENTS

1 Each of the Security Documents duly executed and delivered by the parties thereto together with (to the extent necessary) duly executed transfer forms of the relevant shares in favour of the Bank (or its nominee) and the corresponding share certificates and such other documents and information as the Bank may in its discretion require to enable the relevant charge to be perfected together with written confirmation (and/or other evidence satisfactory to the Bank) from each of the Obligors that has entered into a Security Document prior to the date of this agreement that each of the amendments referred to in this agreement is binding on it and that its obligations, and the security created by it, contained in each such Security Document are not discharged, impaired or otherwise affected by any of them and remain in full force and effect notwithstanding the entry into of this agreement.

2       In relation to Villiers and each of the Obligors and Open TV:

        (i) certified true and up-to-date copies of the constitutional documents of Villiers and each of the Obligors and Open TV together with certificates addressed to the Bank from a duly authorised officer of Villiers and each Obligor setting out the names and signatures of the persons authorised to execute on behalf of Villiers or such Obligor this agreement and/or each Security Document to which it is to become a party after the date of this agreement and/or the confirmations referred to in paragraph 1 above and confirming such other matters as the Bank may require;

        (ii) certified true copies of board resolutions or other necessary corporate action required to authorise the execution, delivery and performance by Villiers and each of the Obligors of this agreement and/or each Security Document to which it is to become a party after the date of this agreement and/or the confirmations referred to in paragraph 1 above and authorising appropriate persons to execute and deliver the same on their respective behalves;

        (iii) evidence satisfactory to the Bank that all necessary approvals have been given or obtained by each party to this agreement and/or each Security Document to which it is to become a party after the date of this agreement and/or the confirmations referred to in paragraph 1 above to give effect to the transactions contemplated hereby or thereby.

3 A copy, certified true by a director or the secretary of MIH, of the corporate structure chart of MIH and its Subsidiaries.

4 Such evidence of the appointment of process agents in England and the acceptance of such appointments as the Bank may require in respect of the Security Documents.

5 All legal and other matters in relation to the Security Documents and the Existing Guarantees and the transactions contemplated by this agreement and the other Security Documents and the Existing Guarantees shall be in form and substance satisfactory to the Bank.

6 Opinions from its Thai, Dutch, Luxembourg, British Virgin Islands, Hong Kong and Californian legal advisers in relation to the Security Documents, together with such opinions from legal advisers in such other jurisdictions as the Bank in its sole and absolute discretion may require.

                                  SCHEDULE 2

                   AMENDED AND RESTATED FACILITIES AGREEMENT

DATE: 10 December 1999

PARTIES:

(1) MIH Limited ("MIH"), a company incorporated in the British Virgin Islands, registered number I.B.C. No.: 47572; and

(2) ABSA Bank Limited (the "Bank") acting through its London Branch at 52/54 Gracechurch Street London EC3V 0LD.

WHEREAS the Bank has agreed to make available to the Borrower a loan facility and a guarantee facility aggregating US$115,000,000 upon and subject to the terms of this agreement.

OPERATIVE PROVISIONS:

1       Interpretation

1.1     In this agreement, unless the context otherwise requires:

        "Advance" means the principal amount of a borrowing made by the Borrower hereunder or, as the context may require, the principal amount thereof for the time being outstanding (but, excluding, for the avoidance of doubt, any Guarantees issued by the Bank at the request of the Borrower) (together, the "Advances");

        "Amendment Agreement" means an amendment agreement dated as of 30 March 2001 between MIH, Villiers and the Bank;

        "Borrower" means MIH;

        "Business Day" means a day (other than a Saturday or a Sunday) on which in the City of London and New York City banks are open for ordinary banking business;

        "Default Rate" means the rate determined by the Bank to be the rate which would have been payable if, during the period of non-payment thereof, the overdue amount had constituted an Advance under this agreement, made for successive Interest Periods of such duration as the Bank may from time to time select, plus an additional 2% per annum. Such interest shall be compounded at the end of such selected Interest Period;

        "Demand Event" means any of the events referred to in Clause 20.1;

        "Existing Guarantees" means the guarantees issued by the Bank in favour of Ergobank S.A. in respect of facilities granted to Subsidiaries of NetMed Hellas SA and issued on 30 July 1998 and 25 November 1999 and in the amounts of Greek Drachma 1,920,000,000 and 1,080,000,000 respectively and the guarantee issued by the Bank in favour of NetMed Hellas SA and issued on 23 February 2000 and in the amount of Greek Drachma 2,000,000,000 respectively and in each case includes any replacements thereof that may be issued in the discretion of the Bank prior to the date that the conditions set forth in Clause 16 have been satisfied;

        "Facilities" means the Loan Facility and the Guarantee Facility (each, a "Facility");

        "Final Repayment Date" means the date falling 3 years from the date of the Amendment Agreement;

        "Financial Indebtedness" means indebtedness in respect of (i) money borrowed or raised; (ii) debit balances at any bank; (iii) any bond, note, loan, loan stock, debenture or similar instrument or security;
        (iv) acceptance or documentary credit facilities or bill discounting, note purchase or factoring facilities other than those entered into on a non-recourse basis; (v) the payment for assets or services acquired deferred in excess of a period of 30 days; (vi) rental payments under leases (whether in respect of land, machinery, equipment or otherwise) which are accounted for as finance leases in accordance with accounting principles, concepts, bases and policies generally adopted; and (vii) guarantees, indemnities or other similar assurances against financial loss in respect of indebtedness of any person in respect of any of the types referred to in paragraphs (i) to (vi) inclusive of this definition. For the avoidance of doubt, Financial Indebtedness shall not include (a) operating leases, and those relating to transponder leases (whether or not such transponder leases would otherwise fall within this definition of Financial Indebtedness) (b) non-interest bearing programme and film rights payable and (c) performance guarantees in relation to programming (including film rights) contracts and shall also not include guarantees, indemnities or other similar assurances against financial loss in respect of any of such leases, rights or guarantees;

        "Guarantee" means a guarantee or bond or similar instrument requested by the Borrower to the Bank to be issued by the Bank including (subject to Clause 9.5) the Existing Guarantees (together "Guarantees");

        "Guarantee Facility" means the U.S. Dollar and Optional Currency guarantee facility referred to in Clause 2.2;

        "Guarantors" means MIH, MIH Finance, MIH Luxembourg, MultiChoice, Myriad Africa, Myriad Asia, Myriad, Mindport, MHL, MHSA, MISA and OTV Holdings (each, a "Guarantor");

        "Interest Period" means, in relation to an Advance, each period ascertained in accordance with Clause 6.1 commencing on the date on which such Advance is made;

        "Irdeto" means Irdeto Access B.V., a company incorporated in the Netherlands, registered number 34073774;

        "Loan Facility" means the U.S. Dollar revolving loan facility referred to in Clause 2.1;

        "Margin" means, in relation to each Advance, two per cent. per annum;

        "Material Adverse Effect" means any effect which, in the reasonable opinion of the Bank, might reasonably be expected to affect the business, assets or financial condition of the MIH Group as a whole in a manner which might reasonably be expected to materially affect the ability of the Obligors to comply with their obligations under any Security Document;

        "MHL" means Mindport Holdings Limited, a company incorporated in the British Virgin Islands, registered number 317650;

        "MHL Guarantee" means a guarantee and indemnity from MHL to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "MHSA" means Mindport Holdings S.A., a company incorporated in Luxembourg, registered number R.C.B. 72.435;

        "MHSA Guarantee" means a guarantee and indemnity from MHSA to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "MIH China" means MIH China Limited, a company incorporated in Hong Kong registered No.592359;

        "MIH China Share Charge" means a charge or pledge by Myriad Asia in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of Myriad Asia in and to its shares in the capital of MIH China, securing all liabilities of the Obligors to the Bank from time to time;

        "MIH Finance" means MIH Finance (BVI) Limited, a company incorporated in the British Virgin Islands, registered number 436993;

        "MIH Finance Guarantee" means a guarantee and indemnity from MIH Finance to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "MIH Group" means MIH and each of its Subsidiaries (other than Open TV and its Subsidiaries and M-Web Holdings Limited) and "MIH Group Company" means any one of them;

        "MIH Guarantee" means a guarantee and indemnity from MIH to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "MIH Luxembourg" means MIH S.a.r.l., a company incorporated in Luxembourg;

        "MIH Luxembourg Guarantee" means a guarantee and indemnity from MIH Luxembourg to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "MIH Luxembourg Share Charge" means a pledge by MIH in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of MIH in and to its shares in the capital of MIH Luxembourg, securing all liabilities of the Obligors to the Bank from time to time;

        "Mindport"  means  Mindport  B.V.,  a  company   incorporated  in  the
        Netherlands, registered number 34083174;

        "Mindport Guarantee" means a guarantee and indemnity from Mindport to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "Mindport Share Charge" means a pledge by Mindport in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of Mindport in and to its shares in the capital of Irdeto, securing all liabilities of the Obligors to the Bank from time to time;

        "MISA" means Mindport Investments S.A., a company incorporated in Luxembourg, registered number R.C.B. 72.436;

        "MISA Guarantee" means a guarantee and indemnity from MISA to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "MISA Share Charge" means a pledge by MISA in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of MISA in and to its shares in the capital of Mindport, securing all liabilities of the Obligors to the Bank from time to time;

        "MultiChoice" means MultiChoice Africa Limited, a company incorporated in the British Virgin Islands, registered number I.B.C. No.: 14927;

        "MultiChoice Africa Guarantee" means a guarantee and indemnity from MultiChoice to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "Myriad"   means  Myriad   International   Holdings  B.V.,  a  company
        incorporated in the Netherlands, registered number 34099856;

        "Myriad   Africa"  means  Myriad   Holdings  Africa  B.V.,  a  company
        incorporated in the Netherlands, registered number 34093407;

        "Myriad Africa Guarantee" means a guarantee and indemnity from Myriad Africa to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "Myriad Asia" means Myriad International Holdings Asia B.V., a company incorporated in the Netherlands, registered number 34097195;

        "Myriad Asia Guarantee" means a guarantee and indemnity from Myriad Asia to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "Myriad BV Share Charge" means a pledge or pledges by Myriad in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of Myriad in and to its shares in each of Myriad Africa, Myriad Asia and NetMed, securing all liabilities of the Obligors to the Bank from time to time;

        "Myriad Guarantee" means a guarantee and indemnity from Myriad to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "Myriad Share Charge" means a pledge by MIH Luxembourg in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of MIH Luxembourg in and to its shares in the capital of Myriad, securing all liabilities of the Obligors to the Bank from time to time;

        "NASDAQ" means The NASDAQ Stock Market, Inc.;

        "NetMed" means NetMed N.V., a company incorporated in the Netherlands, registered number 34093295;

        "New Subscription Proceeds" means the gross proceeds of any issue of any equity securities after the date of this agreement by MIH in connection with any listing of the shares in MIH (or any other MIH Group Company other than an Obligor or other MIH Group Company whose shares are intended to be the subject of security in favour of the Bank pursuant to the Security Documents) on NASDAQ including US$183,000,000 representing the gross proceeds of the placement of equity securities by MIH during April 2000 less in each case all costs and expenses of that issue;

        "Obligors" means each of the Borrower and the Guarantors and Irdeto and NetMed (each, an "Obligor");

        "Open TV" means OpenTV Corp., a company incorporated in the British Virgin Islands, registered number 346535;

        "Open TV Share Charge" means a pledge or charge by OTV Holdings in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of OTV Holdings in and to its shares in the capital of Open TV, securing all liabilities of the Obligors to the Bank from time to time;

        "Optional Currency" means Sterling and any other currency (other than U.S. Dollars) which the Bank has agreed with the Borrower should be made available;

        "Original Subscription Proceeds" means US$130,000,000;

        "OTV Holdings" means OTV Holdings Limited, a company incorporated in the British Virgin Islands, registered number 347544;

        "OTV Holdings Guarantee" means a guarantee and indemnity from OTV Holdings to the Bank in respect of obligations of the Obligors in a form acceptable to the Bank;

        "Outstanding Guarantee" means at any time a Guarantee issued by the Bank in respect of which the Bank may have in its opinion any actual or contingent liability;

        "Permitted Disposal" means any disposal:

        (i)     in the ordinary course of trade and on arm's length terms;

        (ii) by any Subsidiary to an Obligor (other than MHL, MHSA, MISA, Mindport, Irdeto or NetMed) or by any Subsidiary (other than an Obligor) to any Subsidiary;

        (iii) of cash where such disposal is not otherwise prohibited by this agreement;

        (iv)    which  constitutes  the  creation  of  a  Permitted   Security
                Interest;

        (v) in exchange for assets (other than cash or cash equivalents) comparable or superior as to type, value and quality;

        (vi) of receivables or property under receivables financing or securitisation arrangements on commercial terms;

        (vii) on arm's length terms where the whole of the proceeds of such sale, transfer or disposal (after the deduction of all reasonable costs, fees and expenses) are retained by the MIH Group pending reinvestment in a manner not otherwise prohibited by this agreement;

        "Permitted Security Interest" means

        (i) any Security Interest over or affecting (a) any asset acquired by a MIH Group Company after the date hereof and subject to which such asset is acquired or (b) any asset of any company which becomes a MIH Group Company after the date of this agreement where such Security Interest is created prior to the date on which such company becomes a MIH Group Company, provided that, in each case:

                (a)     such   Security    Interest   was   not   created   in
                        contemplation of the acquisition of such asset by a MIH Group Company or the acquisition of such company;

                (b) the amount thereby secured has not increased in contemplation of, or since the date of, the acquisition of such asset by a MIH Group Company or the acquisition of such company;

                (c) that Security Interest is discharged within 6 months of the date of the acquisition;

        (ii)    any  netting or set-off  arrangement  entered  into by any MIH
                Group   Company  in  the   ordinary   course  of  its  banking
                arrangements;

        (iii) any netting or set-off arrangement under any agreement for any interest rate swap, currency swap, forward foreign exchange transactions, cap, floor, collar or option transaction or any combination thereof or any other derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (but not any related arrangement for the provision of cash collateral or any other related Security Interest, except as otherwise permitted hereunder);

        (iv) any title transfer or retention of title arrangement entered into by any MIH Group Company in the ordinary course of its trading activities on the counterpart's standard or usual terms or any liens arising in the ordinary course of trade by operation of law;

         (v) any Security Interest created or subsisting with the prior consent of the Bank or in favour of the Bank;

         (vi) any Security Interest subsisting at the date of this agreement provided that the aggregate value (taking the higher of book value or market value for the relevant asset) of the assets subject to such Security Interests does not exceed US$2,000,000);

        (vii) any Security Interest over any asset acquired by a MIH Group Company which was created solely for the purpose of securing indebtedness incurred only to finance the price or construction costs of such asset;

        (viii) any Security Interest over shares in companies which are not Obligors or intended to be the subject of security in favour of the Bank pursuant to the Security Documents;

        (ix) any Security Interest created by any MIH Group Company which Security Interest is not within paragraphs (i) to (viii) above provided that the aggregate value (taking the higher of book value or market value for the relevant asset) of the assets subject to such Security Interest does not exceed US$10,000,000;

        "Security Assignment" means a security assignment by each of the Guarantors in favour of the Bank in a form acceptable to the Bank over all right, title and interest of such Guarantors in and to any intra-group indebtedness owed to such Guarantor, securing all liabilities of the Obligors to the Bank from time to time;

        "Security Documents" means this agreement, the Amendment Agreement, the MIH Guarantee, the MIH Finance Guarantee, the MIH Luxembourg Guarantee, the MultiChoice Africa Guarantee, the Myriad Guarantee, the Myriad Africa Guarantee, the Myriad Asia Guarantee, the Mindport Guarantee, the MHL Guarantee, the MHSA Guarantee, the MISA Guarantee, the OTV Guarantee, the UBC Share Charge, the

        Open TV Share Charge, the MIH Luxembourg Share Charge, the MIH China Share Charge, the Myriad Share Charge, the Myriad BV Share Charge, the Mindport Share Charge, the MISA Share Charge, the Security Assignment, the Side Letter and any other document or instrument designated as such by an Obligor and the Bank;

        "Security Interest" means (a) any mortgage, pledge, lien, charge, security assignment, hypothecation, security trust or security interest and (b) any other agreement or arrangement entered into to create or confer security over any asset;

        "Side Letter" means a side letter dated 20 April 2000 between the Bank and the Borrower and Villiers;

        "Sterling"  and  "(pound)"  means the  lawful  currency  of the United
        Kingdom;

        "Subsidiary"  shall have the meaning  attributed to that expression by
        Section 736 of the Companies Act 1985 and "Subsidiaries" shall be construed accordingly;

        "UBC" means United Broadcasting Corporation Public Company Limited, a company incorporated in Thailand;

        "UBC Share Charge" means a pledge or charge by MIH in favour of the Bank in a form acceptable to the Bank over all the right, title and interest of MIH in and to its shares in the capital of UBC, securing all liabilities of the Obligors to the Bank from time to time;

        "U.S. Dollars" and "US$" means the lawful money of the United States of America;

        "US Dollar Amount" means in relation to the Guarantee Facility in relation to each Guarantee on any proposed issue date of any
        Guarantee:

        (i) if a Guarantee is or is to be denominated in U.S. Dollars, the face amount in U.S. Dollars of such Guarantee; or

        (ii) if a Guarantee is or is to be denominated in an Optional Currency, the amount in U.S. Dollars that would be obtained by converting the face amount of such Guarantee into U.S. Dollars on the basis of the Bank's spot rate of exchange for the purchase of U.S. Dollars with that Optional Currency on the proposed issue date;

        "Villiers" means Villiers Securities Limited, a company incorporated in Mauritius, registered number 19334/3571.

1.2 In this agreement, unless the contrary intention appears, a reference to:

        "control" of a person by another means that other (whether alone or acting in concert with others, whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the board of directors or other governing body of that person or of any other person which controls that person or otherwise controls or has the power to control the affairs and policies of that person or of any other person which controls that person;

        a "person" shall be construed as a reference to an individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of them and shall include its successors and permitted assigns;

        a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

        a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that Business Day falls in the following calendar month, in which case it shall end on the preceding Business Day or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);

        "security" includes any mortgage, pledge, lien, charge, security assignment, hypothecation, security trust and any other security of a real or personal nature;

        "tax" includes any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or delay in paying the same) and "taxation" shall be construed accordingly;

        the winding-up, receivership, administration, insolvency or bankruptcy of a person, or such a person making an assignment for the benefit of or composition with creditors or to the occurrence of any attachment, sequestration, distress or execution affecting any assets of any person, and any cognate references, shall include any equivalent or analogous proceedings or events under the laws of any other jurisdiction;

        a provision of law is a reference to that provision as amended or re-enacted;

        a "Clause" is a reference to a clause of this agreement; and

        this agreement or any other agreement, deed or document is a reference to the same as from time to time amended, novated or supplemented.

1.3 As used in this agreement, "including" shall be construed as not limiting any general words or expressions in connection with which it is used.

1.4 The index to and the headings in this agreement are for convenience only and are to be ignored in construing this agreement.

1.5 Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa.

1.6 Where there is a reference in this agreement or any Security Document to any amount, limit or threshold specified in U.S. Dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-U.S. Dollar amount shall be counted on the basis of the equivalent in U.S. Dollars of that amount using the Bank's relevant spot rate of exchange.

2       The Facilities

2.1 Subject to the terms and conditions of this agreement (including but not limited to the conditions set forth in Clause 16), the Bank agrees to make available to the Borrower a revolving loan facility whereby the Bank agrees to make Advances in

        U.S. Dollars up to a maximum aggregate principal amount not exceeding US$100,000,000 at any one time.

2.2 Subject to the terms and conditions of this agreement (including but not limited to the conditions set forth in Clause 16), the Bank agrees to make available to the Borrower a guarantee facility whereby the Bank agrees to issue Guarantees at the request of the Borrower denominated in U.S. Dollars or in any Optional Currency up to a maximum aggregate principal U.S. Dollar Amount not exceeding US$15,000,000 at any one time.

3       Loan Facility

3.1 The proceeds of the Advances shall be utilised by the Borrower (a) for the acquisition of pay-TV, technology and internet related businesses
        or (b) for the general corporate purposes of the Borrower    *

3.2     The Bank shall not be obliged to concern itself with such utilisation.

3.3 When the Borrower wishes to borrow an Advance hereunder, it shall give to the Bank notice in writing (which shall be irrevocable) to be received by the Bank no later than 10.00 a.m. (London time) two Business Days prior to the proposed date for borrowing specifying:

        3.3.1 the date thereof (which must be a Business Day no later than the date one month before the Final Repayment Date);

        3.3.2 the amount in U.S. Dollars thereof (which must be an integral multiple of US$1,000,000 or the balance of the Loan Facility);

        3.3.3 (subject to Clause 6.1) the duration of the first Interest Period relating to such Advance; and

        3.3.4 the purpose as referred to in Clause 3.1 for which the Advance is to be borrowed including if appropriate the purchase price and description of the pay-TV, technology or internet related business and/or company to be acquired.

3.4 The Bank will make each Advance available to an account of the Borrower at the Bank.

3.5 If any Advance is not advanced after notice of borrowing therefor has been served pursuant to Clause 3.3 as a result of a failure to fulfil any of the conditions precedent set out in Clause 16 or as a result of the Borrower failing to comply with this Clause 3, the Borrower will pay to the Bank such amount as the Bank may certify (which certificate shall constitute conclusive evidence of the amount due) as necessary to compensate the Bank for any losses on account of funds borrowed or contracted for in order to fund such Advance.

4       Repayment

4.1 Subject to the provisions of Clause 20 (Demand Events), the Borrower shall repay the full amount of each Advance on the last day of the Interest Period relating to that Advance. Subject to Clause 4.3, amounts so repaid in accordance with this Clause 4.1 may, subject to the terms of this agreement, be reborrowed.

4.2 Without prejudice to the Borrower's obligation to repay the full amount of each Advance on the due date, where on the same day as the Borrower is due to repay an Advance the Borrower also requests and is entitled in accordance with this agreement to borrow an Advance, the amounts to be so repaid and so borrowed shall be netted against each other to the intent that there shall be an actual transfer of funds from the Bank to the Borrower or, as the case may be, from the Borrower to the Bank of the net amount.

4.3 Subject to the provisions of Clause 5.2 and Clause 20 (Demand Events), all outstanding Advances shall be repaid in full on the Final Repayment Date.

5       Prepayment and Cancellation

5.1 The Borrower may prepay an Advance (together with accrued interest thereon) on any Business Day in whole but not in part on giving not less than fourteen days' prior written notice to the Bank. Such notice shall be irrevocable and shall constitute an obligation to prepay accordingly. Any amounts prepaid under this Clause 5.1 may, subject to the terms of this agreement, be reborrowed. The Borrower will pay to the Bank such amounts as may be due to it under Clause 13.5 if any such prepayment is made on a day other than the last day of an Interest Period relative to such Advance.

5.2 The Borrower may on giving not less than fourteen days' prior written notice to the Bank cancel without cost or penalty the unutilised portion of the Loan Facility in whole or in part (but, if in part, in a minimum amount of US$5,000,000 and an integral multiple of US$1,000,000). On the expiry of such notice the Loan Facility shall be cancelled or, as applicable, appropriately reduced. No notice of cancellation may be withdrawn or revoked. The Borrower shall not be entitled to cancel any part of the Loan Facility otherwise than in accordance with the express provisions of this agreement and no amount of the Loan Facility cancelled may thereafter be utilised.

6       Interest Periods

6.1 Each Interest Period shall, subject as follows, be of a duration of one, two or three months, as selected by the Borrower in any notice in writing issued pursuant to Clause 3.3 provided that:

        6.1.1 if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next Business Day falls in the next calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

        6.1.2 the first Interest Period relative to each Advance (other than the first Advance) shall end on the same day as the then current Interest Period relative to the first Advance to the intent that on the expiration of the first Interest Period relative to each Advance (other than the first

                Advance) all Advances shall thereafter be treated as one Advance and, to the extent practicable, all Interest Periods shall be co-terminous;

        6.1.3 if the Borrower fails to select an Interest Period for an Advance in accordance with Clause 3.3 that Interest Period shall (subject to the other provisions of this Clause) be one month; and

        6.1.4 the Final Repayment Date shall be the last day of an Interest Period.

7       Interest

7.1 The Borrower shall pay to the Bank interest on each Advance during each Interest Period relative thereto at the rate per annum determined by the Bank to be the aggregate of the Margin and the offered rate quoted to the Bank by leading banks in the London Interbank Market at or about 11.00 a.m. (London time) two Business Days' prior to the first day of such Interest Period for deposits denominated in the currency of, and of comparable amount to, such Advance for the same period as that of such Interest Period.

7.2 Save as provided otherwise herein, interest in respect of each Advance shall be paid in arrears on the last day of each Interest Period relative thereto.

7.3 Interest determined as aforesaid shall accrue from day to day and be calculated on the actual number of days elapsed and the basis of a 360 day year and shall be payable both before and after judgment.

7.4 If in relation to an Advance and a particular Interest Period the Bank shall have determined that by reason of circumstances affecting the London Interbank Market generally adequate and fair means do not exist for ascertaining the rate of interest applicable to that Advance during such Interest Period pursuant to Clause 7.1, the Bank shall as soon as practicable and in any event prior to the commencement of the relevant such Interest Period give notice of such determination to the Borrower. In the event that the Advance is made available by the Bank or is outstanding, the Bank shall as soon as practicable thereafter notify the Borrower of a substitute interest rate to be applicable to the Advance during such Interest Period, reflecting the cost to the Bank of funding the Advance plus the Margin from such sources as it may select in good faith. If such substitute rate is not acceptable to the Borrower, it may prepay the Advance in full within ten Business Days after such notification on giving to the Bank not less than two Business Days' notice thereof or on such other date as is mutually agreed. Such prepayment shall be made together with accrued interest on the amount so prepaid at the substitute rate notified as aforesaid, together with all other amounts due to the Bank.

8       Certificates and Determination

        Any certification or determination by the Bank of a rate or amount under this agreement shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates.

9       Guarantee Facility

9.1 Subject to the terms and conditions of this agreement (including but not limited to the conditions set forth in Clause 16), the Bank agrees to issue Guarantees at the request of the Borrower denominated in U.S. Dollars or in any Optional Currency up to a maximum aggregate principal U.S. Dollar Amount not exceeding US$15,000,000 at any one time for its general corporate purposes subject to Clause 9.5 provided that prior to the date on which the conditions set forth in

        Clause 16 have been satisfied or at any time whilst those Existing Guarantees remain Outstanding Guarantees the Bank shall not be obliged to issue Guarantees hereunder in excess of that amount which is equal to US$15,000,000 less the principal amount of the Existing Guarantees and for this purpose the principal amount of an Existing Guarantee shall be calculated by converting the face amount of such Existing Guarantee into U.S. Dollars on the basis of the Bank's spot rate of exchange for the purchase of U.S. Dollars with the currency in which it is denominated on each proposed issue date of any Guarantee requested to be issued by the Borrower hereunder.

9.2 When the Borrower wishes the Bank to issue a Guarantee (other than the Existing Guarantees), it shall give to the Bank notice in writing (which shall be irrevocable) to be received by the Bank not less than five Business Days prior to the proposed issue date of the Guarantee:

        9.2.1   requesting the issue thereof;

        9.2.2 specifying the proposed issue date (which must be a Business Day no later than the date three months before the Final Repayment Date); and

        9.2.3 accompanied by a copy of such Guarantee initialled by the Borrower for the purposes of identification and such other information or documentation relating to such Guarantee as the Bank may request.

9.3 The Bank shall not be under any obligation to issue any Guarantee pursuant to this agreement unless (i) it is in a form reasonably acceptable to the Bank and (ii) it has been initialled for the purposes of identification by the Borrower and the Bank.

9.4 The Borrower may on giving not less than fourteen days' prior written notice to the Bank cancel without penalty on the expiry of such notice the unutilised portion of the Guarantee Facility in whole or in part (but, if in part, in an integral multiple of US$1,000,000). The Guarantee Facility shall then at the expiry of such notice be cancelled or, as applicable, appropriately reduced. No notice of cancellation may be withdrawn or revoked. The Borrower shall not be entitled to cancel any part of the Guarantee Facility otherwise than in accordance with the express provisions of this agreement and no amount cancelled may thereafter be utilised.

9.5 With effect from the date that the conditions set forth in Clause 16 have been satisfied, each of the Existing Guarantees shall be deemed to be a Guarantee issued in accordance with the terms of this agreement and all the terms of this agreement relating to Guarantees and otherwise applicable shall apply to the Existing Guarantees from such time.

10      Indemnity

10.1 The Borrower hereby indemnifies and agrees to keep the Bank indemnified from and against all payments, claims, demands, liabilities, losses, costs and expenses made, suffered or incurred by the Bank in relation to or arising out of the issue by it of each Guarantee and will pay to the Bank on its demand for payment each such payment, claim, demand, liability, loss, cost and expense made, suffered or incurred by the Bank in the currency in which the same was made, suffered or incurred.

10.2 The Borrower irrevocably authorises the Bank to make any payment or comply with any demand which appears or purports to be claimed or made under any Guarantee, without any reference to or further authority from the Borrower, without enquiry into the justification therefor or the validity, genuineness or accuracy of any statement or certificate received by the Bank with respect to or under such Guarantee and despite any contestation on the part of the Borrower, and the Borrower agrees that any such claim or demand shall be binding on it and shall, as between the Bank and the Borrower, be accepted by the Borrower as conclusive evidence that the Bank was liable to pay or comply with the same.

10.3 The Borrower further agrees with the Bank that its obligations under this Clause shall not in any way be discharged or impaired by:-

        10.3.1 any waiver, time or other indulgence that may be granted to or by the Bank with respect to any Guarantee;

        10.3.2 any amendment, extension or variation of any Guarantee or any other agreement;

        10.3.3 any legal limitation, disability, incapacity, insolvency or other circumstances relating to any person, whether or not known to the Bank or any other person; or

        10.3.4 any invalidity or irregularity in or unenforceability of the obligations of any person.

10.4 The Borrower further agrees with the Bank that its obligations under this Clause shall exist independently of and shall not be affected by:-

        10.4.1 any right, claim, assurance or security that the Bank or any other person may from time to time have, or have failed to obtain, enforce or assert; or

        10.4.2 anything done or omitted to be done which but for this provision might constitute a legal or equitable discharge of or defence for it.

10.5 The Borrower further agrees that the Bank may debit any account of it with the Bank with any sum demanded by the Bank under this Clause 10.

11      Guarantee Commission

        On the date of issue of each Guarantee and on each date which falls three months after the date on which such Guarantee is issued the Borrower will pay to the Bank a commission calculated at the rate of one-quarter of one per cent. of the maximum potential liability of the Bank under such Guarantee as at such date of issue or such three-monthly date (as the case may be).

12      Cash Collateral

        If the Borrower requests and the Bank agrees to issue any Guarantee with an expiry date falling after the Final Repayment Date, the Bank may by notice in writing given to the Borrower not less than 10
        Business Days before the Final Repayment Date declare that the Borrower shall provide the Bank with one hundred per cent. cash cover in respect of the maximum potential liability of the Bank under such Guarantee and the Borrower shall provide such cash cover on or before the Final Repayment Date.

13      Payments and Default Interest

13.1 All payments to be made by the Borrower under this agreement shall be made on the due date in immediately available funds to the Bank by payment in U.S. Dollars (or in the case of a Guarantee denominated in an Optional Currency or costs, expenses and taxes and the like in the relevant Optional Currency or in the currency in which they are incurred (as the case may be)) to the Bank's U.S. Dollar Account Number 3582 023094 001 at Standard Chartered Bank, 160 Water Street, New York, New York SWIFT-ID SCBLUS33 or such other account as the Bank may specify.

13.2 All payments to be made by the Borrower under or in connection with this agreement shall be made without any set-off or counterclaim and free of and without deduction for any taxes or other deductions of any nature whatsoever now or hereafter imposed or made, all of which shall be for the account of the Borrower. Should any such payment be subject to any such tax or deduction, the Borrower shall indemnify the Bank against the same and shall pay to the Bank as provided above such additional amounts as may be necessary to enable the Bank to receive a net amount equal to the full amount provided for under this agreement, had there been no such tax or deduction. The Borrower shall deliver to the Bank within thirty days of each such payment by the Borrower of such tax evidence satisfactory to the Bank (including all relevant tax receipts) that such tax has been duly remitted to the appropriate authority.

13.3 If the Bank determines, in its absolute discretion, that it has received, realised, utilised and retained a tax benefit by reason of any deduction or withholding in respect of which the Borrower has made an indemnity payment under Clause 13.2, the Bank shall, as and when it has received all amounts which are then due and payable by the Obligors under any Security Document, pay to the Borrower (to the extent that the Bank can do so without prejudicing the amount of the benefit or repayment and right of the Bank to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as the Bank, in its absolute discretion shall determine, will leave the Bank in no worse position than it would have been in if the deduction or withholding had not been required, provided that:

        13.3.1 the Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any tax benefit and shall not be obliged to arrange its business or its tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit; and

        13.3.2 the Bank shall not be obliged to disclose any information regarding its business, tax affairs or tax computations.

13.4 Whenever any payment under this agreement shall become due on a day which is not a Business Day, the due date therefor shall be the next succeeding Business Day if it falls in the same calendar month and the immediately preceding Business Day if not and interest shall be adjusted accordingly.

13.5 If the Borrower makes any payment of any principal amount of any Advance otherwise than on the last day of an Interest Period, the Borrower will on demand by the Bank pay to the Bank such additional amounts as the Bank may certify as necessary to compensate it for any loss or expense sustained or incurred in liquidating or re-deploying funds acquired or arranged to effect or maintain such Advance.

13.6 If the Borrower fails to pay any amount payable by it under this agreement on the due date therefor, the Borrower shall on demand by the Bank from time to time pay interest on such overdue amount from the due date up to the date of actual payment (as well after as before judgment or winding up) at the Default Rate.

14      Changes in Circumstances

14.1    If:

        14.1.1 any change in any law, regulation or official directive (whether or not having the force of law);

        14.1.2 any change in the interpretation or application thereof by any authority charged with the administration thereof;

        14.1.3 compliance by any office of the Bank in good faith with any request or directive of any applicable monetary or fiscal agency or authority (whether or not having the force of law);

        results in:

        14.1.4 the Bank incurring a cost (including the cost of complying with any reserve, special deposit, liquidity, cash or other requirement or any capital adequacy rules) as a result of having entered into this agreement; or

        14.1.5 a reduction in the amount of principal or interest receivable by the Bank under this agreement; or

        14.1.6 the Bank making any payment or foregoing any interest or other return on or calculated by reference to any sum received or receivable by it under this agreement;

        then, upon demand being made to the Borrower by the Bank, the Borrower shall pay to the Bank such amount as shall compensate the Bank for such cost, reduction, payment or foregone interest or other return. The certificate of the Bank setting out the amount shall, in the absence of manifest error, be conclusive evidence thereof.

14.2 If the Bank is prohibited by law from making, issuing, maintaining or funding (or it is contrary to any directive of any applicable authority for the Bank to make, issue, maintain or fund) any Advance or any Guarantee or any part thereof, then if such Advance has not already been made or such Guarantee has not been issued, the Bank shall not be obliged to make available such Advance or to issue such Guarantee and, if such Advance has already been made or such Guarantee has already been issued, the Borrower will forthwith on demand by the Bank repay such Advance together with all accrued interest and all other amounts due to the Bank under this agreement and provide the Bank with one hundred per cent. cash cover in respect of the maximum potential liability of the Bank under such Guarantee and the Facilities shall be reduced to zero.

14.3 If circumstances arise which would or would upon the giving of notice result in the Borrower being liable to make any indemnity payment under Clause 13.2 or to pay any compensation under Clause 14.1 or to make any repayment under Clause 14.2 then without in any way limiting, reducing, or otherwise qualifying the Borrower's obligations under any of such Clauses, the Bank shall in consultation with the

        Borrower, take such steps as the Bank in its opinion considers are reasonably open to it to mitigate the effects of such circumstances including the transfer of its rights and obligations hereunder to another financial institution willing to participate in the Facilities provided that the Bank shall be under no obligation to take any such steps if, in the bona fide opinion of the Bank, such steps would or might have an adverse effect upon its business, operations or financial condition or cause it to incur any material costs or expenses.

15      Representations and Warranties

15.1 The Borrower makes the representations and warranties in Clauses 15.2 to 15.9 for the benefit of the Bank as of the date of this agreement and on the first day of each Interest Period and on the issue date of each Guarantee (or, in the case of the representation and warranty in Clause 15.9, the date of delivery of the relevant corporate structure chart referred to in Clause 16.1.6 or Clause 18.2.3 (as the case may be)) as if made on each such day in respect of the circumstances then prevailing.

15.2 It, and each other Obligor, is a limited liability company validly existing under the laws of the jurisdiction of its incorporation and is in good standing and has the power and authority to own its property and assets and carry on its business as it is now being conducted.

15.3 It has the power to make and carry out the terms of this agreement and the other Security Documents to which it is party and has taken all necessary corporate action to authorise the execution, delivery and performance of this agreement and such Security Documents and the borrowing of the Advances and the issue of the Guarantees hereunder and (other than in the case of the Security Documents (other than each of the UBC Share Charge and the Open TV Share Charge) where no representation or warranty is made about any requirement for South African Reserve Bank approval and the affect of any failure to obtain such approval) each other Obligor has the power to make and carry out the terms of the Security Documents to which such Obligor is party and has taken all necessary corporate action to authorise the execution, delivery and performance of such Security Documents.

15.4 This agreement and (other than in the case of the Security Documents (other than each of the UBC Share Charge and the Open TV Share Charge) where no representation or warranty is made about any requirement for South African Reserve Bank approval and the affect of any failure to obtain such approval) the other Security Documents to which it or any Obligor is party constitute the legally binding obligations of it or such Obligor enforceable in accordance with their respective terms.

15.5 The making and performance of this agreement and (other than in the case of the Security Documents (other than each of the UBC Share Charge and the Open TV Share Charge) where no representation or warranty is made about any requirement for South African Reserve Bank approval and the affect of any failure to obtain such approval) the other Security Documents to which it or any Obligor is party do not and will not:

        15.5.1  violate any provision of:

                (a) any law or regulation or any order or decree of any governmental authority or agency or of any court in any respect;

                (b) the laws and documents incorporating and constituting it or any Obligor in any respect; or

                (c) any mortgage, contract or other undertaking to which it or any Obligor is a party or which is binding upon it or any Obligor or any of its or such Obligor's assets in any material respect;

        15.5.2 result in the creation or imposition of any security interest, lien, charge or other encumbrance on any of its or such Obligor's assets pursuant to the provisions of any such mortgage, contract or other undertaking (other than in favour of the Bank).

15.6 It and (other than in the case of the Security Documents (other than each of the UBC Share Charge and the Open TV Share Charge) where no representation or warranty is made about any requirement for South African Reserve Bank approval and the affect of any failure to obtain such approval) each other Obligor has received or obtained (or will have received or obtained by the time of its entry into of the relevant Security Document) every consent of, licence from or exemption by any governmental or administrative body or authority required to authorise or required in connection with the performance, validity or enforceability of this agreement and the other Security Documents to which it or any Obligor is party, the borrowings and indemnities by it and any Obligor under this agreement and the payments by it or any Obligor in accordance with the provisions of this agreement and the other Security Documents to which it or any Obligor is party, and the same are (or will be as aforesaid) valid and subsisting.

15.7 Neither it nor any other Obligor is in default under any agreement to which it or any Obligor is a party or by which it or any Obligor may be bound, and no litigation or administrative proceeding is presently pending or, to the knowledge of it, threatened against it or any Obligor which might reasonably be expected to have a Material Adverse Effect.

15.8 No Demand Event, or (save as disclosed pursuant to Clause 17.2.2) other event which with the passing of time or the giving of notice or happening of other condition would constitute a Demand Event, has occurred and is continuing or would result from the making of any Advance or from the issue of any Guarantee.

15.9 The corporate structure chart referred to in Clause 16.1.6 (as updated from time to time by any corporate structure chart delivered by the Borrower to the Bank in accordance with Clause 18.2.3 or otherwise) is true, complete and up to date.

16      Conditions Precedent

16.1 The obligation of the Bank to make the first Advance pursuant to Clause 3 or to issue the first Guarantee falling to be issued after the date of this agreement pursuant to Clause 9 are subject to the condition that the Bank shall have received all of the following in form and substance satisfactory to it by no later than 30 April 2001:

        16.1.1 certified true and up-to-date copies of the constitutional documents of each of the Borrower, Villiers, MultiChoice, Myriad, Myriad Africa, Myriad Asia, Mindport, NetMed, UBC, MIH China, MHL, MHSA, MISA and Irdeto together with certificates addressed to the Bank from a duly authorised officer of each Obligor setting out the names and signatures of the persons authorised to execute on behalf of such Obligor each Security Document to which it is expressed to be a party and confirming such other matters as the Bank may require;

        16.1.2 certified true copies of board resolutions or other necessary corporate action required to authorise the execution, delivery and performance by each of the Obligors of those Security Documents to which they are respectively party and authorising appropriate persons to execute and deliver the same on their respective behalves;

        16.1.3 each of the MIH Guarantee, the MultiChoice Africa Guarantee, the Myriad Guarantee, the Myriad Africa Guarantee, the Myriad Asia Guarantee, the Mindport Guarantee, the MHL Guarantee, the MHSA Guarantee and the MISA Guarantee duly executed and delivered by the parties thereto;

        16.1.4 each of the UBC Share Charge, the Myriad Share Charge, the MIH China Share Charge, the Myriad BV Share Charge, the MISA Share Charge and the Mindport Share Charge duly executed and delivered by the parties thereto together with (to the extent necessary) duly executed transfer forms of the relevant shares in favour of the Bank (or its nominee) and the corresponding share certificates and such other documents and information as the Bank may in its discretion require to enable the charge to be perfected;

        16.1.5  the  Bank's  standard  account  opening  documentation,   duly
                completed and signed on behalf of the Borrower;

        16.1.6 a copy, certified true by a director or the secretary of the Borrower, of the corporate structure chart of the Borrower and its Subsidiaries;

        16.1.7 evidence satisfactory to the Bank that all necessary approvals have been given or obtained by each party to the Security Documents to give effect to the transactions contemplated hereby;

        16.1.8 such evidence of the appointment of process agents in England and the acceptance of such appointments as the Bank may require in respect of the Security Documents;

        16.1.9 all legal and other matters in relation to the Security Documents and the Existing Guarantees and the transactions contemplated by this agreement and the other Security Documents and the Existing Guarantees shall be in form and substance satisfactory to the Bank;

        16.1.10 the Bank shall have received opinions from its Thai, Dutch, Luxembourg, Mauritius, British Virgin Islands and Hong Kong legal advisers in relation to the Security Documents, together with such opinions from legal advisers in such other jurisdictions as the Bank in its sole and absolute discretion may require, each in form and substance satisfactory to the Bank;

        provided that the Bank may waive on such terms as it thinks fit any of the foregoing in whole or in part and it is further agreed and acknowledged by the Bank that if South African Reserve Bank approval is required for the entry into of any Security Document (other than this agreement) the Bank will waive any conditions precedent in so far as they relate solely to the entry into of such Security Document and it is further agreed and acknowledged that each Security Document (other than each of the UBC Share Charge and the Open TV Share Charge and this agreement) shall include a provision to the effect that such document shall only take effect to the extent that no South African Reserve Bank approval is required for the entry into of such document.

16.2 The obligation of the Bank to make any Advance or to issue any Guarantee under this agreement is subject to the further conditions that at the time of the making of such Advance or the issue of such
        Guarantee:

        16.2.1 no Demand Event, or (other than in the case of an Advance that is drawn down solely to repay the full amount of an Advance on the due date for repayment of the second Advance such that, in accordance with Clause 4.2, the Bank is not required to transfer funds to the Borrower) other event which with the passing of time or the giving of notice or happening of other condition would constitute a Demand Event, has occurred and is continuing or would result from the making of such Advance or the issue of such Guarantee; and

        16.2.2 the representations and warranties contained in Clause 15 are true and accurate as of such date;

        provided that the Bank may waive on such terms as it thinks fit any of the foregoing in whole or in part.

17      Undertakings

17.1 The undertakings in this Clause 17 remain in force from the date of this agreement for so long as any sum is outstanding or is or may become payable by the Borrower to the Bank under this agreement.

17.2 Unless in any particular case the Bank otherwise consents in writing (such consent not to be unreasonably withheld in the case of Clauses 17.2.8(i) and 17.2.10 below) for the purposes of this agreement (in which case the Borrower will comply with the terms on and subject to which that consent is given), the Borrower will and will procure that each of its Subsidiaries (including without limitation the Obligors but excluding Open TV and its Subsidiaries and M-Web Holdings Limited) will:-

        17.2.1 not create or assume or have subsisting any Security Interest on all or any part of its undertaking or assets (present or future) except for Permitted Security Interests;

        17.2.2 promptly on becoming aware of it inform the Bank in writing about the happening or existence of a Demand Event and of any other event which, after the passing of time or the giving of a notice or the doing of anything else, or any one or more of such things, would constitute a Demand Event, at the same time informing the Bank about any action taken or proposed to be taken in connection therewith;

        17.2.3 duly and promptly observe and perform each and every obligation on its part contained in each Security Document and each other arrangement entered into as part of the obligations of the Borrower under this agreement;

        17.2.4 on learning that litigation or administrative or arbitration proceedings or a dispute with a governmental or other authority or a labour or other dispute of any kind involving a potential liability of any MIH Group Company exceeding US$1,000,000 in aggregate is threatened or pending against it, and immediately in any case after any such shall have started, inform the Bank in writing about it;

        17.2.5 comply in all material respects with all treaties, laws, rules, regulations, franchises, permits, orders, consents and decrees of any administrative, governmental or judicial authority or organisation or body save where failure to do so would not have a material adverse effect on its business, financial condition or assets;

        17.2.6 (other than in the case of the Security Documents (other than the UBC Share Charge and the Open TV Share Charge and this agreement) where no undertaking is given as regards obtaining South African Reserve Bank approval) maintain in full force and effect (or promptly obtain or cause to be obtained) and comply in all material respects with all the terms of all authorisations, approvals, consents, licences and exemptions from and ratifications by, and promptly file, register and qualify with, every person, court and judicial, administrative and governmental authority and organisation which, and do, or cause to be done, all other acts and things which, in any case, are now or may at any time become necessary or advisable for the continued legality, validity, priority, admissibility in evidence and enforceability of each Security Document in order that it may duly and punctually perform and observe all of its obligations under and exercise its rights under each Security Document;

        17.2.7 maintain its corporate existence and its right to carry on its operations and maintain and renew all rights, contracts, powers, privileges, leases, lands, sanctions and franchises necessary for the conduct of its operations, and the performance of each Security Document;

        17.2.8 not (either in a single transaction or in a series of transactions, whether connected or not, and whether at one time or over a period of time) sell, convey, transfer or otherwise dispose of:

                (i) any shares in any Obligor or which are intended to be the subject of security in favour of the Bank pursuant to the Security Documents to any other person other than in the case of MHL, MHSA, MISA, Mindport or Irdeto as part of a Permitted Disposal where the Bank is given security over any replacement assets obtained in connection with the disposal and OTV Holdings continues to remain a wholly owned Subsidiary of the Borrower; or

                (ii) any other of its undertaking or assets to any other person other than Permitted Disposals;

        17.2.9 not, whether by acquisition or otherwise, make any alteration to the nature of its business which might result in a material change in the general nature of the business conducted by the MIH Group as a whole as at the date of this agreement being the ownership and management of pay-TV, technology and internet related business;

        17.2.10 (in the case of any Obligor or MIH China only) not enter into any merger or consolidation into or with any other person other than in the case of MHL, MHSA, MISA, Mindport or Irdeto as part of a Permitted Disposal where the Bank is given security over any replacement assets obtained in connection with the disposal and OTV Holdings continues to remain a wholly owned Subsidiary of the Borrower;

        17.2.11 other than from the Original Subscription Proceeds and the New Subscription Proceeds, not acquire any shares comprising more than 50 per cent. of the issued share capital of any company unless where the company acquired becomes a wholly owned Subsidiary, the company acquired executes a guarantee in favour of the Bank in respect of the obligations of the Obligors in a form acceptable to the Bank and in all cases the shares which are acquired are charged or pledged in favour of the Bank in a form acceptable to the Bank to secure all liabilities of the Obligors to the Bank from time to time in either case within 2 months of the relevant acquisition;

        17.2.12 effect and maintain such insurance over and in respect of its assets and business and in such manner and to such extent as is reasonable and customary for a business enterprise engaged in the same or a similar business and in comparable localities;

        17.2.13 forthwith on or at any time after the occurrence of a Demand Event provide the Bank on demand with such additional security as the Bank shall request;

        17.2.14 not grant, or agree to grant, any loans, whether to a Subsidiary or any other person save that the Borrower may lend an aggregate of up to the amount of the Original Subscription Proceeds and any New Subscription Proceeds (i) to its Subsidiaries or (ii) to other persons on arm's length terms or better;

        17.2.15 not have any of its obligations guaranteed by any other person, other than its obligations:

                (a)     which may be guaranteed by any MIH Group Company;

                (b) which may be guaranteed by any person in the ordinary course of business; or

                (c) under any lease of premises or other assets in the ordinary course of business (not being an obligation in respect of Financial Indebtedness);

        17.2.16 ensure that its and the other Obligors' obligations under this agreement and the other Security Documents do and will rank at least pari passu with all its and such Obligors' other present and future unsecured unsubordinated obligations, except for claims which are mandatorily preferred by bankruptcy, insolvency or similar laws applying to companies generally,

        Provided that, notwithstanding any provision in either this agreement or the Myriad BV Share Charge to the contrary, Myriad may sell, convey, transfer or otherwise dispose of any shares in NetMed to any other person, and NetMed may issue any share capital of NetMed to Myriad or any person other than Myriad (and the Bank hereby undertakes to release any such shares from the Myriad BV Share Charge in the case of any such sale, conveyance, transfer or disposal) Provided that, notwithstanding any such sale, conveyance, transfer, disposal or issuance, Myriad continues to legally and beneficially own not less than 52 per cent. of the total number of issued shares in the share capital of NetMed and to hold not less than 52 per cent. in number of voting rights and in value of dividend rights in the share capital of NetMed and not less than 52 per cent. of the total number of issued shares in the share capital of NetMed and not less than 52 per cent. in number of voting rights and in value of dividend rights in the share capital of NetMed continues to be pledged by Myriad to the Bank in accordance with the Myriad BV Share Charge.

17.3 The Borrower may procure that one of its Subsidiaries becomes a guarantor or provides security to the Bank in form and substance satisfactory to the Bank and may request that a Security Document be released by the Bank in connection with such transaction. The Bank will consider such a request and if it in its discretion agrees to such a request it shall release the relevant Security Document on terms and conditions acceptable to it provided that such release shall in no sense effect the enforceability of any other Security Documents.

18      Financial Information

18.1 The undertakings in this Clause 18 remain in force from the date of this agreement for so long as any sum is outstanding or is or may become payable by the Borrower to the Bank under this agreement.

18.2 Unless in any particular case the Bank otherwise consents in writing for the purposes of this agreement (in which case the Borrower will comply with the terms on and subject to which that consent is given):

        18.2.1 the Borrower will and will procure that each other Obligor will deliver to the Bank a copy (certified by a director of the Borrower) of its unaudited semi-annual accounts (and, in the case of MIH, its unaudited consolidated semi-annual accounts), for each of its financial half-years as soon as possible but in any event no later than 90 days after the end of each such half-year prepared in accordance with generally acceptable accounting principles consistently applied;

        18.2.2 the Borrower will and will procure that each other Obligor will deliver to the Bank a copy (certified by a director of the Borrower) of its audited balance sheet and accounts (and, in the case of MIH, its audited consolidated balance sheet and accounts) for each of its financial years as soon as possible, but in any event no later than 150 days after the end of each such financial year, prepared in accordance with generally accepted accounting principles consistently applied and audited by a firm of independent chartered or certified public accountants of good international repute;

        18.2.3 the Borrower will deliver to the Bank together with the accounts of the Borrower specified in Clause 18.2.1 and 18.2.2 above a certificate in form and substance satisfactory to the Bank signed on its behalf by one of its directors setting out in reasonable detail computations establishing compliance with each of the financial covenants contained in Clause 19.2 together with a corporate structure chart of the Borrower and its Subsidiaries;

        18.2.4 the Borrower will and will procure that each other Obligor will, promptly after a request to that effect, give to the Bank such other financial or other information relating to it or its business as the Bank may from time to time reasonably request.

19      Financial Covenants

19.1 The undertakings in this Clause 19 remain in force from the date of this agreement for so long as any sum is outstanding or is or may become payable by the Borrower to the Bank under this agreement.

19.2    The Borrower shall procure that:

        (a) Net Consolidated Financial Indebtedness shall not at any time exceed thirty per cent. (30%) of Consolidated Market Value at such time and Consolidated Financial Indebtedness shall not at any time exceed US$300,000,000; and

        (b) the aggregate amount of the UBC Market Valuation and the Open TV Market Valuation shall at all times exceed US$230,000,000.

19.3    In this Clause 19:

        "Cash in Hand" means at any time the aggregate on a consolidated basis of "Cash and Cash Equivalents" of the Borrower and Myriad as reflected in the latest audited consolidated annual accounts or unaudited consolidated semi-annual accounts of the MIH Group provided that "Cash and Cash Equivalents" of Myriad shall only be taken into account for such time as Myriad is a wholly owned Subsidiary of the Borrower and there is no restriction whatsoever on the transfer of such "Cash or Cash Equivalents" of Myriad from Myriad to the Borrower;

        "Consolidated Financial Indebtedness" means at any time the aggregate on a consolidated basis of the Financial Indebtedness of the MIH Group (including, for these purposes, Open TV and its Subsidiaries) plus the aggregate amount of money received by any MIH Group Company from making a disposal of receivables or property under receivables financing or securitisation arrangements on commercial terms;

        "Consolidated Market Value" means on any day the market capitalisation of the Borrower based on the mid-market price for its shares quoted on NASDAQ at close of business on the relevant day (or, if such date is not a Business Day, the preceding such Business Day) as determined by the Bank;

        "Net   Consolidated   Financial   Indebtedness"   means  at  any  time
        Consolidated Financial Indebtedness less Cash in Hand at such time;

        "Open TV Market Valuation" means at any time the market value of those shares in Open TV subject to a pledge or charge under the Open TV Share Charge in favour of the Bank and which are quoted on NASDAQ (or if not actually quoted on NASDAQ the Bank is satisfied in its discretion that those shares are fully exchangeable for shares which are quoted on NASDAQ) based on the mid-market price for shares in Open TV quoted on NASDAQ at close of business on the relevant day (or, if such date is not a Business Day, the preceding such Business Day) as determined by the Bank; and

        "UBC Market Valuation" means at any time the market value of those shares in UBC subject to a pledge or charge under the UBC Share Charge in favour of the Bank and which are quoted on the Stock Exchange of Thailand based on the mid-market price for shares in UBC on the Stock Exchange of Thailand at close of business on the relevant date all as determined by the Bank;

19.4 The financial covenant referred to in Clause 19.2(a) shall be tested semi-annually each 31 March and 30 September in each year commencing on 31 March 2000 and the financial covenant referred to in Clause 19.2(b) shall be tested at any time, by reference as appropriate to the audited consolidated annual accounts or unaudited consolidated semi-annual accounts of the MIH Group (including, for these purposes, Open TV and its Subsidiaries) and to market capitalisations determined by the Bank in accordance with the definitions of "Consolidated Market Value" or "Open TV Market Valuation" or "UBC Market Valuation". Any calculation shall be made by the Bank and such calculation shall be conclusive and binding on the Borrowers except in the case of manifest error.

19.5 If the accounting principles and practices in the MIH Group's audited consolidated or unconsolidated annual accounts or unaudited consolidated or unconsolidated semi-annual accounts change after the date of this agreement or the shares in the Borrower are no longer quoted on NASDAQ or the shares in UBC subject to a pledge or charge under the UBC Share Charge are no longer quoted on the Stock Exchange of Thailand or the shares in Open TV subject to a pledge or charge under the Open TV Share Charge are no longer quoted on NASDAQ or if they were never quoted on NASDAQ the Bank is of the view that those shares in Open TV are no longer fully exchangeable for shares which are quoted on NASDAQ or the accounting reference date of any MIH Group Company (including, for these purposes, Open TV and its Subsidiaries) changes or any other change in law or accounting principles occurs after the date of this agreement, the Borrower shall notify the Bank (or the Bank shall notify the Borrower as the case may be) of such change and shall, if the Bank requests, consider in good faith changes to the financial covenants set out in this Clause 19 to reflect such change provided that if there is no agreement as to the proposed changes then in the case of the shares in the Borrower no longer being quoted on NASDAQ or the shares in UBC subject to a pledge or charge under the UBC Share Charge no longer being quoted on the Stock Exchange of Thailand or the shares in Open TV subject to a pledge or charge under the Open TV Share Charge no longer being quoted on NASDAQ or if they were never quoted on NASDAQ the Bank is of the view that those shares in Open TV are no longer fully exchangeable for shares which are quoted on NASDAQ the changes specified by the Bank to reflect such changes shall prevail and take effect in accordance with their terms and in all other cases the Borrower shall in addition to delivering accounts reflecting such change in accordance with this agreement deliver accounts prepared on the basis that such change had not been made in accordance with this agreement and the financial covenants set out in this Clause 19 shall continue to be tested on the basis of the accounts prepared on the basis that such change had not been made.

20      Demand Events

20.1    The following shall be Demand Events :

        20.1.1 any Obligor fails to pay to the Bank on its due date any amount payable under this agreement or any other Security Document unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds which are not the fault of the relevant Obligor and such amount is paid within 2 Business Days after its due date for payment; or

        20.1.2  the Borrower fails to comply with the terms of Clause 19;

        20.1.3 any Obligor fails to pay when due to any other person any amount payable under any Security Document or fails to comply with any other provision of this agreement or any other Security Document (other than those referred to in Clauses
                20.1.1. and 20.1.2) and, if such default is capable of remedy, within the earlier of fourteen days after the Borrower shall have received notice of such default from the Bank or the relevant Obligor becoming aware of the default, the relevant Obligor shall have failed to cure such default;

        20.1.4 any Financial Indebtedness (in excess of in aggregate US$2,500,000) of any Obligor or MIH China becomes due and payable or capable of being declared due and payable prior to the stated maturity thereof by reason of default (howsoever described) or any such indebtedness is not paid when due or within any originally applicable grace period or any guarantee of indebtedness in excess of in aggregate US$2,500,000 given by any Obligor or MIH China is not honoured when due and called upon or any Security Interest present or future and created or assumed by any Obligor or MIH China securing Financial Indebtedness in excess of in aggregate US$2,500,000 becomes enforceable by reason of default (howsoever described);

        20.1.5 any representation or warranty in this agreement or any other Security Document or in any certificate or statement delivered under this agreement or any other Security Document or in writing in connection with this agreement or any other Security Document proves to be untrue in any material respect on the date as of which it was made or would, if made at any time with reference to the facts and circumstances then subsisting, be untrue in any material respect at that time;

        20.1.6 a distress or other execution in excess of in aggregate US$2,500,000 is levied or enforced or sued out upon or against any part of the property or assets of any Obligor or MIH China and is not discharged within seven days of having been so levied, enforced or sued out;

        20.1.7 any Obligor or MIH China becomes bankrupt or insolvent, makes a general assignment for the benefit of creditors, enters into any composition or arrangement for the benefit of its creditors, is unable to pay its debts as they fall due, or admits in writing its inability to pay its debts as they mature;

        20.1.8 an encumbrancer takes possession or a receiver is appointed of all or any part (the aggregate value (taking the higher of book value or market value for the relevant assets) of assets of which is in excess of $2,500,000) of the assets of any Obligor or MIH China;

        20.1.9 (other than in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Bank or a winding up petition which is discharged within 14 days of its presentation and before it is advertised) a petition is presented or any order is made or resolution passed for the liquidation or winding-up of any Obligor or MIH China or any meeting is convened for the purpose of passing such a resolution or an application to the court is made to appoint a receiver, administrator, administrative receiver, trustee in bankruptcy or similar officer in respect of any Obligor or MIH China or any property of any Obligor or MIH China or any such appointment is made or an application for an administration order in relation to any Obligor or MIH China is presented to the court or any meeting of any Obligor or MIH China or the Board of Directors of any Obligor or MIH China is convened for the purpose of considering any resolution to present an application for such an order;

        20.1.10 anything analogous to and having a substantially similar effect to any of the events specified in Clauses 20.1.6, 20.1.7, 20.1.8 or 20.1.9 above shall happen under the laws of any applicable jurisdiction in relation to any Obligor or MIH China;

        20.1.11 any Obligor or MIH China shall cease or threaten to cease all or a substantial part of its operations;

        20.1.12 any authorisation, approval or consent required in connection with the execution, performance, validity and/or enforceability of this agreement and/or any other Security Document shall be withdrawn or modified in a manner unacceptable to the Bank or shall for any reason whatsoever cease to be in full force and effect;

        20.1.13 there shall occur any Material Adverse Effect;

        20.1.14 there shall occur any change in the legal or beneficial ownership of the share capital in any Obligor (other than MIH or, in the case of any of MHL, MHSA, MISA, Mindport, Irdeto or NetMed, where such change is made in accordance with this agreement (including Clauses 17.2.8 and 17.2.10 of this agreement and the proviso to Clause 17.2 of this agreement)) or Naspers Limited which is incorporated in the Republic of South Africa shall cease to control MIH;

        20.1.15 anything is done or suffered or omitted to be done by any Obligor or any MIH Group Company which in the reasonable opinion of the Bank imperils or may imperil the security granted by any of the Security Documents or which materially adversely affects or may affect the ability of any Obligor to perform their obligations under the Security Documents;

        20.1.16 this agreement or any other Security Document or any related document or thing or the security contemplated thereby for any reason ceases to be in full force and effect or is void or illegal or is repudiated by an Obligor or the legality, validity, priority, admissibility in evidence or enforceability of any of them is contested by any Obligor or any MIH Group Company or any of its Subsidiaries; or

        20.1.17 it becomes  unlawful  for any  Obligor  to perform  any of its
                obligations   under  this  agreement  or  any  other  Security
                Document.

20.2 If a Demand Event shall occur, the Bank may by notice in writing to the Borrower:

        20.2.1 terminate the obligations of the Bank hereunder whereupon the same shall be so terminated; and/or

        20.2.2 declare the Advances and all amounts payable hereunder immediately due and payable, whereupon the Advances together with all accrued interest thereon and all amounts payable hereunder shall become immediately due and payable; and/or

        20.2.3 declare that the Borrower shall provide the Bank with one hundred per cent. cash cover in respect of the maximum potential liability of the Bank under the Guarantees which the Borrower shall provide immediately.

20.3 Without prejudice to the foregoing provisions of this Clause 20, the Borrower shall indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of the happening of any Demand Event whether or not the Advances are declared to be immediately due and payable or demand is made on the Borrower for cash cover in respect of the Guarantees, including but not limited to any interest or fees paid or payable on account of any funds borrowed in order to carry any unpaid amounts.

21      Fees

21.1 The Borrower shall pay to the Bank a commitment fee in U.S. Dollars computed at the rate of * per cent. per annum on the average daily amount of the undrawn and unutilised balance of the Loan Facility contemplated by this agreement, commencing with effect from the date of this agreement. The commitment fee shall accrue on a daily basis and shall be payable quarterly in arrears, the first payment to be made on the date three months after the date of this agreement.

21.2 The Borrower shall pay to the Bank an arrangement fee of * on the date of this agreement.

22      Set-off

        The  Borrower  hereby   authorises  the  Bank  in  the  event  of  any
        non-payment of any amount under this agreement when due at any time:

        22.1.1 to apply any credit balance standing upon any account of it with any branch of the Bank and in any currency in or towards satisfaction of any sum due to the Bank under this agreement; and

        22.1.2 in the name of the Borrower and/or the Bank to do all such acts and execute all such documents as may be necessary or expedient for any such purpose, including the conversion of any currency at the Bank's spot rate at the time of such application.

23      Stamp Duties

        The Borrower shall pay and indemnify the Bank in respect of all stamp duties and like taxes or charges (if any) which may be payable or determined to be payable in connection with the making, performance or enforcement of this agreement or any of the other Security Documents.

24      Delay and Remedies Cumulative

        No failure to exercise and no delay in exercising on the part of the Bank any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The Bank's rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

25      Notices

25.1 All notices or other communications to or upon any party to this agreement shall be deemed to have been duly given or made when delivered (in the case of personal delivery or letter) and when despatched (in the case of fax) to the party to which such notice or other communication is required to be given or made under this agreement, addressed to the addressee at its address identified with its signature below provided that any party hereto may specify any other address by notice in writing to the other.

25.2 A written notice or other communication includes, for the purposes of this agreement, one given or made by fax. It shall, however, be confirmed promptly by letter provided that failure to comply with such obligation shall not prejudice the effect or validity of the faxed notice or other communication.

26      Currency Indemnity

26.1 If the Bank receives an amount in respect of the liability of the Borrower under this agreement or under any Security Document or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under this agreement or the relevant Security Document:

        26.1.1 the Borrower shall indemnify the Bank as an independent obligation against any loss or liability arising out of or as a result of the conversion;

        26.1.2 if the amount received by the Bank, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Borrower shall forthwith on demand pay to the Bank an amount in the contractual currency equal to the deficit; and

        26.1.3 the Borrower shall pay to the Bank forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

26.2 The Borrower waives any right it may have in any jurisdiction to pay any amount under this agreement or under any Security Document in a currency other than that in which it is expressed to be payable.

27      Assignments

        This agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer all or any of its rights or obligations hereunder without the prior written consent of the Bank and the Bank may at any time assign or otherwise transfer all or any part of its rights hereunder. The Bank may disclose to any person with whom it may enter into contractual relations in relation to this agreement such information as it may consider appropriate about this agreement and the Borrower.

28      Costs

        The Borrower shall pay all reasonable costs and expenses and registration charges (including legal fees and value added tax) incurred or to be incurred by the Bank in the negotiation and preparation of this agreement and the other Security Documents and any Guarantee and shall also pay all costs and expenses and registration charges (including legal fees and value added tax) incurred or to be incurred by the Bank in the preservation of rights under and enforcement of this agreement and the other Security Documents.

29      Severability

        Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this agreement or affecting the validity or enforceability of such prohibition in any other jurisdiction.

30      Counterparts

        This agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

31      Existing Facilities

        From the date of this agreement, the Borrower ceases to be entitled to use any facilities previously made available by the Bank other than solely with respect to the Existing Guarantees.

32      Law and Jurisdiction

32.1 This agreement shall be governed by and construed in accordance with English law.

32.2 The Borrower agrees for the benefit of the Bank that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes, which may arise out of or in connection with this agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

32.3 The Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 32.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

32.4    The submission to the jurisdiction of the courts referred to in Clause
        32.2 shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower or any party to any Security Document in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

32.5 The Borrower agrees that the process by which any suit, action or proceeding against it in England is begun may be served on it by being delivered to Denton Wilde Sapte at 1 Fleet Place, London EC4M 7WS.

IN WITNESS whereof the parties hereto have caused this agreement to be duly executed on the date first above written.


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


                                  Signatories

The Borrower

MIH LIMITED

By:            Mark Sorour

Address:       Jupiterstraat 13-15
               2132 HC Hoofddorp
               The Netherlands

Fax:           +31 2355 62880

Attention:     Group Director: Corporate Finance

The Bank

ABSA BANK LIMITED

By:            Martin Collard      David Colgan

Address:       52-54 Gracechurch Street
               London  EC3V 0LD

Fax:           020 7528 6036

Attention:     Corporate Banking

                                  Signatories

MIH and Villiers

MIH LIMITED

By:            Mark Sorour

VILLIERS SECURITIES LIMITED

By:            Mark Sorour

The Bank

ABSA BANK LIMITED

By:            Martin Collard      Chris Engel


                                      32